Exhibit 99.1
Universal Announces New $20 Million Share Repurchase Authorization

Fort Lauderdale, Fla., May 1, 2025 – Universal Insurance Holdings, Inc. (NYSE: UVE) (“Universal” or the “Company”) announced today that its Board of Directors has authorized a new share repurchase program under which the Company may repurchase up to $20 million of its outstanding shares of common stock through May 1, 2027.

Share repurchases may be made by the Company from time to time in open market transactions at prevailing market prices. The Company intends to effect repurchase transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934 and the Company’s insider trading policy.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels, primarily in Florida. Learn more at universalinsuranceholdings.com or get an insurance quote at Clovered.com.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2024 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com